UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 21, 2006

Elcom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27376	04-3175156

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Oceana Way Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 440-3333

N/A

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Release Agreement, dated April 21, 2006
Ex-10.2 Form of Indemnification Agreement For Internal Revenue Code Section 409A

Item 1.01 Entry into a Material Definitive Agreement.
Release Agreement
     On April 21, 2006, Elcom International, Inc. (the “Company”) and Robert J. Crowell, the former Chairman of the Board of the Company, entered into a Release Agreement (the “Release”). Pursuant to the Release, Mr. Crowell has released the Company from any and all claims, demands, actions or causes of action, damages, or suits at law or equity, of whatsoever kind or nature. Notwithstanding the Release, the Company’s obligations under certain employment-related agreements between the Company and Mr. Crowell, including indemnity agreements and the Accrued Salary Payment Agreement dated as of December 21, 2005, remain in full force and effect. In accordance with the terms of the employment agreement between Mr. Crowell and the Company, as a result of his execution of the Release, Mr. Crowell is entitled to receive a severance payment of $72,000 from the Company. The above description of the terms of the Release is qualified in its entirety by reference to the full text of the Release, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
409A Indemnification Agreements
     On April 24, 2006, the Company and John E. Halnen, President and Chief Executive Officer of the Company, entered into an Indemnification Agreement For Internal Revenue Code Section 409A (the “409A Indemnification Agreement”). On February 21, 2006, the Company and Robert J. Crowell, then the Chairman of the Company, also entered into a 409A Indemnification Agreement on substantially the same terms and conditions as the Company’s agreement with Mr. Halnen. The 409A Indemnification Agreements provide that the Company will indemnify each of Messrs. Halnen and Crowell from any and all taxes, fines, penalties, interest and fees assessed by or otherwise owed to the Internal Revenue Service (“IRS”) or other taxing authorities, and any expenses, including reasonable attorney’s fees, incurred in response to a proceeding brought by or in the right of the IRS or any other taxing authority arising out of or as a result of Section 409A of the Internal Revenue Code (“Section 409A”), in connection with the Company’s agreement to repay suspended, deferred and accrued base salary and other amounts owed to Messrs. Halnen and Crowell pursuant to their employment by the Company. In previous years, each of Mr. Crowell and Mr. Halnen voluntarily deferred a portion of their salary and bonuses earned as employees of the Company, and the 409A Indemnification Agreements were entered into in order to indemnify the executives in the event that they are subjected to additional unexpected tax consequences arising out of Section 409A as a result of deferring portions of their salary and bonuses in order to augment the Company’s cash flow. Mr. Crowell’s 409A Indemnification Agreement continues in full force and effect, notwithstanding his resignation from the Board of Directors of the Company. The above description of the terms of the 409A Indemnification Agreements is qualified in its entirety by reference to the full text of the Form of 409A Indemnification Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 23, 2006, Elcom International, Inc. (the “Company”) and each of the then current directors of the Company entered into an agreement (the “Agreement”) with Smith &

Williamson Investment Management Limited (“SWIM”) and Smith & Williamson Nominees Limited (“SWIM Nominees,” and collectively with SWIM, the “SWIM Entities”). The Agreement was entered into by the parties as a result and in light of the Schedule 13D filed by the SWIM Entities with the Securities and Exchange Commission (the “SEC”) on March 6, 2006, all as previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on March 10, 2006, March 16, 2006 and March 24, 2006. Among other things, the Agreement was entered into to provide for a more orderly transition of the make-up of the Board of Directors, as requested by the SWIM Entities in their Schedule 13D filing, and to preclude any additional uncertainty regarding such transition.
     Pursuant to the terms of the Agreement and as previously reported in the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2006, at a meeting on March 23, 2006, the Board elected Sean P. Lewis as a Class II director of the Company, effective as of that date, to fill one of the existing vacancies on the Board for a term ending at the Company’s 2006 annual meeting of stockholders. The Agreement also provided that, subject to certain terms and conditions, effective as of April 21, 2006, each of Robert J. Crowell, William W. Smith, John W. Ortiz and Richard J. Harries, Jr. would resign and step down as directors of the Company. On April 21, 2006, these resignations became effective, and the remaining members of the Board, John E. Halnen and Sean P. Lewis, elected Elliot Bance as a Class III director and Justin Dignam as a Class I director of the Company, to fill two of the vacancies resulting from the resignations. At a meeting on April 24, 2006, the newly formed Board of Directors appointed Mr. Lewis as the Chairman of the Board of Directors. At the same meeting, the Board also appointed Messrs. Bance and Dignam as the members comprising the Audit, Nominating and Compensation Committees of the Board of Directors, with Mr. Dignam serving as the chairman of all three committees.
     Mr. Bance, 34, is a citizen of the United Kingdom and is, and has been for the last five years, employed in the field of real estate sales and development. Mr. Bance is currently employed with Asprey Homes Limited, and prior thereto, for at least the last five years, with Hampton’s Estates Limited. Mr. Dignam, 45, is a citizen of the United States and since 2003 has been a director and the chief executive officer of Big Fish Payroll Inc., a provider of payroll services. Prior thereto, for more than five years, Mr. Dignam was a sales executive at various companies, including Kronos Incorporated and Automatic Data Processing, Inc. Mr. Bance and Mr. Dignam are both individuals that were proposed by the SWIM Entities for election as directors of the Company in their Schedule 13D filed with the SEC on March 6, 2006, as described above.
     In accordance with the Agreement, and as a result of the execution by Mr. Crowell of the Release described above, Mr. Crowell is entitled to receive a severance payment of $72,000 from the Company within 10 days following the April 21, 2006 effectiveness of his resignation as a director of the Company.
     The above description of the terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2006.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description

	10.1	Release Agreement, dated April 21, 2006, by and between the Company and Robert J. Crowell.

	10.2	Form of Indemnification Agreement For Internal Revenue Code Section 409A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELCOM INTERNATIONAL, INC.
Date April 26, 2006	By:	/s/ John E. Halnen
John E. Halnen
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Release Agreement, dated April 21, 2006, by and between the Company and Robert J. Crowell.

10.2	Form of Indemnification Agreement For Internal Revenue Code Section 409A.